SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

          Information Statement Pursuant to Section 14(c) of Securities
                            and Exchange Act of 1934


Check the appropriate box:

[_]  Preliminary information statement
[_] Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive information statement


                             CDC NVEST FUNDS TRUST I
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (check appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Price per unit or other underlying value of transaction computed pursuant to Exchange Act Rule 0- 11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, schedule or registration statement no.:

     (3)  Filing party:

     (4)  Date filed:

                             CDC NVEST FUNDS TRUST I
                               399 Boylston Street
                                Boston, MA 02116

                          CDC Nvest Star Advisers Fund
                                  (the "Fund")

                              INFORMATION STATEMENT
                                 August 22, 2001


The Trustees of CDC Nvest Funds Trust I (the "Trust") are distributing this Information Statement in connection with the anticipated approval of a new sub-advisory agreement for a segment of the Fund (the "New Sub-Advisory
Agreement") by and among the Trust on behalf of the Fund, CDC IXIS Asset Management Advisers, L.P. ("CDC IXIS Advisers") and Fund Asset Management, L.P., doing business as Mercury Advisors ("Mercury Advisors"). This Information Statement is intended to explain why the sub-advisory agreement in effect for the Segment (as defined in Part I below) of the Fund prior to July 1, 2001 (the "Previous Sub-Advisory Agreement") terminated and why the Trust's Board of Trustees approved an interim sub-advisory agreement by and among the Trust on behalf of the Fund, CDC IXIS Advisers and Mercury Advisors effective as of July 1, 2001 (the "Interim Sub-Advisory Agreement"), pursuant to which Mercury Advisors serves as sub-adviser to the Segment until the earlier to occur of 150 days after July 1, 2001 or the approval of the New Sub-Advisory Agreement by the Trust's Board of Trustees, which is expected to occur on or about August 31, 2001. This Information Statement also describes generally the terms of the New Sub-Advisory Agreement. As explained below, the New Sub-Advisory Agreement is substantially identical to the Interim Sub-Advisory Agreement and the Previous Sub-Advisory Agreement. The Trustees are distributing this Information Statement on or about August 22, 2001 to the shareholders of record as of July 31, 2001.

The Fund is providing this Information Statement solely for your information, as required by an exemptive order issued by the Securities and Exchange Commission (the "SEC"), as described in Part I below. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement consists of two parts.

PART I contains information relating to the New Sub-Advisory Agreement, the Interim Sub-Advisory Agreement, the Previous Sub-Advisory Agreement and the Advisory Agreement (as defined below).

PART II contains information about the Trust, CDC IXIS Advisers, Mercury Advisors and certain brokerage and other miscellaneous matters.

I. NEW SUB-ADVISORY AGREEMENT

The Fund is a multi-manager fund which means that the Fund's portfolio is divided into four distinct segments, managed by different money management firms as sub-advisers to CDC IXIS Advisers, which serves as the adviser to the Fund. A firm may serve as a sub-adviser to more than one segment. Until recently, Kobrick Funds LLC ("Kobrick") managed one of the segments of the Fund pursuant to the Previous Sub-Advisory Agreement dated October 30, 2000. (The segment of the Fund that was managed by Kobrick under the Previous Sub-Advisory Agreement and that is currently managed by Mercury Advisors under the Interim Sub-Advisory Agreement is referred to herein as the "Segment.")

The Trustees have approved the Interim Sub-Advisory Agreement and are expected to approve the New Sub- Advisory Agreement, both of which are substantially similar to the Previous Sub-Advisory Agreement, except as described below under "Interim and New Sub-Advisory Agreements." The Interim Sub-Advisory Agreement has not affected, and the New Sub-Advisory Agreement will not affect, the aggregate management fees paid by the Fund.

In general, a mutual fund cannot enter into a new advisory agreement, including sub-advisory agreements such as the New Sub-Advisory Agreement, unless the shareholders of that mutual fund vote to approve that agreement. The Fund, however, has entered into the Interim Sub-Advisory Agreement and will enter into the New Sub- Advisory Agreement (if approved by the Trustees) without shareholder action pursuant to Rule 15a-4 under the Investment Company Act of 1940 (the "1940 Act") and an exemptive order from the SEC, respectively. Rule 15a-4 allows interim advisory agreements, such as the Interim Sub-Advisory Agreement, to take effect, and to continue for up to 150 days, with approval by the trustees but without receiving prior shareholder approval, as long as the fees payable under such agreements do not exceed the fees payable under the predecessor agreements and certain other conditions are met. The exemptive order allows the Trustees to approve a sub-advisory agreement among the Fund, CDC IXIS Advisers and a sub-adviser (such as Mercury Advisors) that is not otherwise affiliated with CDC IXIS Advisers or the Fund without any action by the shareholders of the Fund so long as the Fund provides to its shareholders an information statement (such as this Information Statement) within 90 days of the sub-advisory agreement's approval.

Advisory Agreement

CDC IXIS Advisers (or its predecessor) has acted as the Fund's adviser since July 7, 1994, and currently acts as the Fund's adviser pursuant to an advisory agreement dated October 30, 2000 (the "Advisory Agreement"). The Trustees of the Trust approved the Advisory Agreement at a meeting held on August 25, 2000 and approved the continuance of the Advisory Agreement at a meeting held on May 11, 2001. The Fund's shareholders approved the Advisory Agreement at a meeting held on October 13, 2000. The purpose of the submission of the Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition (as defined in Part II below under "Information About the CDC Acquisition"), which was consummated on October 30, 2000. The Trustees also approved an additional breakpoint with a reduced fee rate payable to CDC IXIS Advisers on May 11, 2001, which was effective on June 1, 2001.

Under the Advisory Agreement, CDC IXIS Advisers has overall advisory and administrative responsibility with respect to the Fund. The Advisory Agreement also provides that CDC IXIS Advisers will, subject to CDC IXIS Advisers' right to delegate such responsibilities to other parties, provide to the Fund both (1) portfolio management services (defined to mean managing the investment and reinvestment of the assets of the Fund, subject to the supervision and control of the Trustees) and (2) administrative services (defined to mean furnishing or paying the expenses of the Fund for office space, facilities and equipment, services of executive and other personnel of the Trust and certain other administrative and general management services). Under the Advisory Agreement, the annual management fee rate payable by the Fund to CDC IXIS Advisers is 1.05% of the first $1 billion of the Fund's average daily net assets, 1.00% of the next $1 billion of the Fund's average daily net assets and 0.95% of such assets over $2 billion. For the fiscal year ended December 31, 2000, the Fund paid an aggregate advisory fee of $16,544,494. Of this amount, the management fee paid to CDC IXIS Advisers for its services to the Fund under the Advisory Agreement was $8,398,283. The remainder of the aggregate advisory fee, $8,146,211, was paid to the Fund's sub- advisers.

Previous Sub-Advisory Agreement

CDC IXIS Advisers has delegated its responsibility under the Advisory Agreement to provide portfolio management services to the Fund to different sub-advisers with each sub-adviser managing one or more different segments of the Fund's portfolio. Until July 1, 2001, CDC IXIS Advisers delegated its responsibility for managing the assets of the Segment to Kobrick pursuant to the Previous Sub-Advisory Agreement which was approved by the Trustees of the Trust at a meeting held on August 25, 2000 and which was last submitted to the Fund's shareholders for approval on October 13, 2000. The purpose of the submission of the Previous Sub-Advisory Agreement for shareholder approval at such time was for such agreement's approval upon the CDC Acquisition, as described below. The Trustees also approved the continuance of the Previous Sub-advisory Agreement with an additional breakpoint with a reduced fee rate on May 11, 2001, which was effective on June 1, 2001. Under the terms of the Previous Sub-Advisory Agreement, Kobrick was authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Kobrick was also required to report periodically to CDC IXIS Advisers and the Trustees of the Trust.

The Previous Sub-Advisory Agreement provided for sub-advisory fees payable to Kobrick at an annual rate of 0.550% of the first $50 million of the Segment's average daily net assets, 0.500% of the next $200 million of the Segment's average daily net assets, 0.475% of the next $250 million of the Segment's average daily net assets and 0.450% of such assets in excess of $500 million. For the fiscal year ended December 31, 2000, the management fee paid to Kobrick for its services to the Fund under the Previous Sub-Advisory Agreement was $2, 274, 818.

Interim and New Sub-Advisory Agreements

Personnel changes at Kobrick led CDC IXIS Advisers to seek a replacement sub-adviser. After considering a variety of potential sub-advisers, CDC IXIS Advisers recommended to the Trustees of the Trust that the appointment of Mercury Advisors to assume responsibility for the day-to-day management of the Segment's portfolio as sub- adviser effective July 1, 2001, and the Trustees of the Trust determined that it would be appropriate to do so. Thus, upon the recommendation of CDC IXIS Advisers, the Trustees voted on June 25, 2001 to terminate the Previous Sub-Advisory Agreement as of the close of business on June 29, 2001 and to approve the Interim Sub-Advisory Agreement effective on July 1, 2001 and to continue for a period of 150 days or until the Board of Trustees approves the New Sub-Advisory Agreement, whichever occurs first. It is expected that the Board of Trustees will approve the New Sub-Advisory Agreement at its meeting to be held on August 31, 2001, pursuant to which Mercury Advisors would continue to act as sub-adviser to the Fund. The Board of Trustees approved the Interim Sub- Advisory Agreement and not the New Sub-Advisory Agreement on June 25, 2001 because Trustees conducted the June 25th meeting by telephone.
Section 15 of the 1940 Act prohibits the board of trustees of a mutual fund from approving an advisory agreement, including a sub-advisory agreement such as the New Sub-Advisory Agreement, by a vote cast other than at an in-person meeting (such as a telephone meeting) called for the purpose of approving such agreement. As described above, Rule 15a-4 under the 1940 Act, however, allows a board of trustees of a mutual fund to approve an interim advisory agreement at a telephone meeting, including an interim sub-advisory agreement such as the Interim Sub-Advisory Agreement provided that certain conditions are satisfied. The Board of Trustees decided to approve the Interim Sub-Advisory Agreement so that Mercury Advisors would manage the Segment until the Trustees meet in-person in August to approve the New Sub-Advisory Agreement in accordance with Section 15 of the 1940 Act. A copy of the form of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement.

The terms of the New Sub-Advisory Agreement are substantially identical to those of the Interim Sub-Advisory Agreement, which in turn are substantially identical to those of the Previous Sub-Advisory Agreement, except that (a) all references to Kobrick in the Previous Sub-Advisory Agreement have been changed to Mercury Advisors in the Interim Sub-Advisory Agreement and New Sub-Advisory Agreement,
(b) a provision addressing the use of a customer's or consumer's non-public personal information as required by regulation S-P has been added to the Interim and New Sub-Advisory Agreements, (c) the date of the New Sub-advisory Agreement will change, (d) the sub-advisory fee rate payable to Mercury Advisors under the New Sub-Advisory Agreement is higher than that paid to Kobrick under the Previous Sub-Advisory Agreement and to Mercury Advisors under the Interim Agreement, (e) a provision has been added to the New Sub-Advisory Agreement which is required to rely on a newly issued exemptive order from the SEC and (f) unlike the New Sub-Advisory Agreement, the Interim Sub- Advisory Agreement states that it terminates upon the expiration of 150 days. The exemptive order referred to in the previous sentence is described below under "III. Other information - Portfolio Transactions and Brokerage."

Although the fee rate payable to Mercury Advisors under the New Sub-Advisory Agreement is higher than the fee rate payable to Kobrick under the Previous Sub-Advisory Agreement and to Mercury Advisors under the Interim Agreement, the overall advisory fee rate payable by the Fund with respect to the Segment remains the same. Therefore, the additional amounts payable to Mercury Advisors under the New Sub-Advisory Agreements will effectively reduce the amount paid to CDC IXIS Advisers. The table below sets forth the sub-advisory fee rates payable to Kobrick under the Previous Sub-Advisory Agreements and the sub-advisory fee rate payable to Mercury Advisors under the Interim and New Sub-Advisory Agreements.

--------------------------------------------------------------------------------------------------------------
            Sub-Advisory Fee Rate Payable
                 to Kobrick Under the
    Previous Sub-Advisory Agreement and to Mercury                     Sub-Advisory Fee Rate Payable
       Advisors Under the Interim Sub-Advisory                         to Mercury Advisors Under the
                      Agreement                                          New Sub-Advisory Agreement
--------------------------------------------------------------------------------------------------------------
    0.550% of the first $50 million of the Segment's       0.550% of the first $300 million of the Segment's
    average daily net assets,                              average daily net assets and
    0.500% of the next $200 million of the Segment's       0.500% of such assets in excess of $300 million
    average daily net assets,
    0.475% of the next $250 million of the Segment's
    average daily net assets and
    0.450% of such assets in excess of $500 million
--------------------------------------------------------------------------------------------------------------

If the New Sub-Advisory Agreement is approved by the Board of Trustees of the Trust, it will take effect on the day following the date such approval is obtained. It is expected that such approval will be obtained on or soon after August 31, 2001, at which time the Interim Sub-Advisory Agreement would terminate and Mercury Advisors would begin serving as sub-adviser for the Segment under the New Sub-Advisory Agreement.

Mercury Advisors as Sub-Adviser of the Segment

In deciding to approve the appointment of Mercury Advisors as sub-adviser to the Segment under the Interim Sub- Advisory Agreement, the Trustees considered a wide range of information of the type they regularly consider when determining whether to approve a sub-advisory agreement. The Trustees considered information about, among other things:

     o Mercury Advisors and its personnel (including particularly those personnel with the responsibilities for providing services to the
          Fund), resources and investment process; the terms of the Interim Sub-Advisory Agreement;

     o the investment performance of funds that have investment objectives similar to the Fund that are managed by Mercury Advisors; and

     o the total expense ratios of the Fund and of similar funds managed by other advisers.

When  the  Trustees  decide  whether  or not to  approve  the  New  Sub-Advisory
Agreement in August 2001, it is expected that they will consider the same information except that they will consider the terms of the New Sub- Advisory Agreement instead of the terms of the Interim Sub-Advisory Agreement. In addition, it is expected that the Trustees will consider how the Segment has performed since July 1, 2001 under the management of Mercury Advisors taking into consideration any restructuring costs.

Restructuring Costs

In June 2001, Mercury Advisors reviewed the existing portfolio holdings of the Segment and determined that it was not necessary to immediately sell any holdings to conform the Segment's portfolio to Mercury Advisors' judgment as to stock selection, although Mercury Advisors expects to sell some holdings in the future.

Description of the New Sub-Advisory Agreement

A copy of the form of the New Sub-Advisory Agreement is set forth as Appendix A to this Information Statement. The following description of the New Sub-Advisory Agreement is qualified in its entirety by reference to the full text of the Agreement as set forth in Appendix A.

The New Sub-Advisory Agreement, which is expected to take effect on or soon after September 1, 2001, requires Mercury Advisors to manage the investment and reinvestment of the assets of the Segment, subject to the supervision of CDC IXIS Advisers. Under the terms of the New Sub-Advisory Agreement, Mercury Advisors is authorized to effect portfolio transactions for the Segment, using its own discretion and without prior consultation with CDC IXIS Advisers. Mercury Advisors is required to report periodically to CDC IXIS Advisers and the Trustees of the Trust. The New Sub-Advisory Agreement provides that the Fund shall compensate Mercury Advisors at the annual rate of 0.550% of the first $300 million of the Segment's average daily net assets and 0.500% of such assets in excess of $300 million. As of June 30, 2001, the net assets of the Segment were approximately $274 million.

The New Sub-Advisory Agreement provides that it will continue in effect for two years from its date of execution and thereafter from year to year if its continuance is approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund and (ii) by vote of a majority of the Trustees who are not "interested persons," as that term is defined in the 1940 Act, of the Trust, CDC IXIS Advisers or Mercury Advisors ("Independent Trustees"), cast in person at a meeting called for the purpose of voting on such approval. Any amendment to the New
Sub-Advisory Agreement must be approved by CDC IXIS Advisers and Mercury Advisors and, if required by law, by vote of a majority of the outstanding voting securities of the Fund and by a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval. The New Sub-Advisory Agreement may be terminated without penalty by vote of the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund, upon 60 days' written notice, or by Mercury Advisors or CDC IXIS Advisers upon 90 days' written notice, and will terminate automatically in the event of its "assignment", as defined in the 1940 Act.

The New Sub-Advisory Agreement will automatically terminate if the Advisory Agreement is terminated. The New Sub-Advisory Agreement is non-exclusive with respect to Mercury Advisors' services.

The New Sub-Advisory Agreement provides that Mercury Advisors shall not be subject to any liability in connection with the performance of its services thereunder in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations and duties.

Effects of the Previous, Interim and New Sub-Advisory Agreements

For the fiscal year ended December 31, 2000 the Fund paid aggregate advisory fees of $16,544,494. $8,398,283 of such amount was payable to CDC IXIS Advisers, and the remainder ($8,146,211) was payable to the Fund's Sub- Advisers. Of the amount paid to the Fund's Sub-Advisers, the Fund paid sub-advisory fees of $2,274,818 to Kobrick under the Previous Sub-Advisory Agreement. If the New Sub-Advisory Agreement had been in effect during 2000, $2,452,440 is the amount of sub-advisory fees that would have been payable by the Fund to Mercury Advisors. Despite the increase in the sub-advisory fees payable with respect to the Segment under the New Sub- Advisory Agreement, the aggregate management fees paid by the Fund will not be affected by this increase. This increase represents a 7.8% increase in the sub-advisory fee payable by the Fund with respect to the Segment.

II. OTHER INFORMATION

Information About the Trust

The Trust was organized as a Massachusetts business trust pursuant to an Amended and Restated Agreement and Declaration of Trust dated June 7, 1985. The Trust currently has twelve separate funds. The Fund is a series of the Trust.

Information About CDC IXIS Advisers

CDC IXIS Advisers, formed in 1995, is a limited partnership organized under the laws of the State of Delaware. Its sole general partner, CDC IXIS Asset Management Distribution Corporation, is a wholly-owned subsidiary of CDC IXIS Asset Management Holdings, Inc. ("CIAM Holdings"), which in turn is a wholly-owned subsidiary of CDC IXIS Asset Management North America, L.P. ("CDC NA"). CDC IXIS Asset Management Distribution Corporation is also the sole general partner of CDC IXIS Asset Management Distributors, L.P. ("CDC IXIS Distributors"), which is the principal underwriter for the Fund. CDC NA owns the entire limited partnership interest in each of CDC IXIS Advisers and CDC IXIS Distributors. CDC NA is also the parent company of CDC IXIS Asset Management Services, Inc. ("CIS"), the Fund's transfer agent, dividend disbursement agent and administrator. CDC NA is the investment management arm of France's Caisse des Depots et Consignations ("CDC"), a major diversified institution which, in turn, is wholly owned by the French government. CDC NA is wholly owned by CDC IXIS Asset Management S.A. ("CDC AM"), a French entity that is part of CDC. The fourteen principal subsidiary or affiliated asset management firms of CDC NA, collectively, have more than $131 billion of assets under management or administration as of June 30, 2001.

The principal executive officer of CDC IXIS Advisers is John T. Hailer, who is the President and a Trustee of the Trust and whose principal occupation is his position with CDC IXIS Distributors. The address of CDC IXIS Advisers, CDC IXIS Distributors, CDC IXIS Asset Management Distribution Corporation, CIAM Holdings, CDC NA, CIS and Mr. Hailer is 399 Boylston Street, Boston, Massachusetts 02116.

Information About Mercury Advisors

Mercury Advisors was organized as an investment adviser in 1976 and offers investment advisory services to more than 50 registered investment companies. Mercury Advisors and its affiliates had approximately $525 billion in investment company and other portfolio assets under management as of March 2001. Mercury Advisors is part of Merrill Lynch Investment Managers ("MLIM"). Mercury Advisors is a limited partnership, the partners of which are Princeton Services, Inc. ("Princeton Services"), and Merrill Lynch & Co., Inc. ("ML &Co."), a financial services holding company and the parent of Merrill, Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"). ML & Co. is also the parent of Princeton Services and MLIM. The principal executive officer of Mercury Advisors is Jeffrey Peek, President, whose principal occupation is his position with MLIM. The address of Mercury Advisors, MLIM, Princeton Services and Mr. Peek is 800 Scudder Mill Road, Plainsboro, NJ 08536. The address of ML & Co. is 2 World Financial Center, New York, NY 10281-6100.

Lawrence R. Fuller has lead the management team for the Mercury segment of the Star Advisers Fund since July 2001. Mr. Fuller, Managing Director of MLIM, joined the firm in 1992. He also manages several other MLIM mutual funds. Prior to joining MLIM, Mr. Fuller was Senior Vice President with Benefit Capital Management Corporation, where he was the Chief Equity Officer for the Union Carbide Corporation Pension Plan. He holds a B.A. from Bates College and an M.B.A. from Columbia University. He has 33 years of investment management experience.

Thomas Burke has served as Associate Portfolio Manager for the Mercury segment of the Star Advisers Fund since July 2001. Mr. Burke, Director of MLIM, joined the firm in 1993. He also assists in managing several other MLIM mutual funds. Mr. Burke was previously associated with Mitsubishi Bank, Ltd., Security Pacific Merchant Bank, Prudential-Bache Securities, the Union Carbide Corporation Pension Plan and the National Securities & Research Corporation. He received a B.A. from Pace University and holds designation as a Chartered Financial Analyst. He has 21 years of investment management experience.

Karen Uzzolino has served as Fund Analyst for the Mercury segment of the Star Advisers Fund since July 2001. Ms. Uzzolino, Assistant Vice President of MLIM, joined the firm in 1992. She also serves as Fund Analyst for several other MLIM mutual funds. She received an Associates Degree from the Stuart School of Business Administration and has 9 years of investment management experience.

Mercury Advisors acts as an investment adviser to the following mutual funds that have an investment objective similar to that of the Fund, for compensation at the annual fee rates of the corresponding average net assets levels of those funds set forth in the table below. The table also sets forth the net assets of those funds at June 30, 2001:

----------------------------------------------------------------------------------------------------------
                                                                           Annual Fee Rate
                                                 Net Assets              (as a percentage of
                  Fund                         (in millions)             average net assets)
----------------------------------------------------------------------------------------------------------
Merrill Lynch Fundamental Growth Fund, Inc.         $5.6        0.65% of assets up to $1 billion;
                                                                0.625% of assets above $1 billion to
                                                                $1.5 billion; 0.60% of assets above $1.5
                                                                billion to $5 billion; and 0.575% of
                                                                assets above $5 billion

Mercury Growth Opportunity Fund                    $166.5       0.65%
----------------------------------------------------------------------------------------------------------

Portfolio Transactions and Brokerage

Subject to policies established by the Trustees, Mercury Advisors is primarily responsible for the execution of the Segment's portfolio transactions and the allocation of brokerage. Subject to policies established by the Trustees, Mercury Advisors may have an obligation to deal with a particular dealer or group of dealers in the execution of transactions in portfolio securities of the Segment but otherwise does not use any particular broker or dealer. In executing transactions with brokers and dealers, Mercury Advisors seeks to obtain the best results for the Segment, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution and operations facilities of the firm and the firm's risk in positioning a block of securities. While Mercury Advisors generally seeks reasonably competitive commission rates, the Segment will not necessarily be paying the lowest spread or commission available. Transactions with respect to the securities of small and emerging growth companies in which the Segment may invest may involve specialized services on the part of the broker or dealer and thereby entail higher commissions or spreads than would be the case with transactions involving more widely traded securities.

Subject to obtaining the best net results, brokers who provide supplemental investment research services to Mercury Advisors may receive orders for transactions by the Segment. Such supplemental research services ordinarily consist of assessments and analyses of the business or prospects of a company, industry or economic sector. Information so received will be in addition to and not in lieu of the services required to be performed by Mercury Advisors under the Interim and New Sub-Advisory Agreement, and the expense of Mercury Advisors will not necessarily be reduced as a result of the receipt of such supplemental information. If, in the judgment of Mercury Advisors, the Segment will benefit from supplemental research services, Mercury Advisors is authorized to pay brokerage commissions to a broker furnishing such services that are in excess of commissions that another broker may have charged for effecting the same transaction. Certain supplemental research services may primarily benefit one or more other investment companies or other accounts for which Mercury Advisors exercises investment discretion. Conversely, the Segment may be the primary beneficiary of the supplemental research services received as a result of portfolio transactions effected for such other accounts or investment companies.

Mercury Advisors anticipates that its brokerage transactions for the Segment involving securities of issuers domiciled in countries other than the United States generally will be conducted primarily on the principal stock exchanges of such countries. Brokerage commissions and other transaction costs on foreign stock exchange transactions generally are higher than in the United States, although Mercury Advisors will endeavor to achieve the best net results in effecting portfolio transactions for the Segment. There generally is less government supervision and regulation of foreign stock exchanges and brokers than in the United States. The ability and decisions to purchase and sell portfolio securities may be affected by foreign laws and regulations relating to the convertibility and repatriation of assets.

Under the 1940 Act, persons affiliated with the Trust are prohibited from dealing with the Fund as a principal in the purchase and sale of securities. Since transactions in the over-the-counter market usually involve transactions with dealers acting as principals for their own accounts, affiliated persons of the Trust may not serve as the Fund's dealer in connection with such transactions. However, the Trust has obtained exemptive relief from the SEC permitting segments of the Fund to enter into principal transactions with affiliates of the sub-advisers to other segments of the Fund (but not affiliates of the sub-adviser to such segment). Accordingly, when trading in securities markets with dealers on a principal basis, including in the over-the-counter market, Mercury Advisors will not deal with affiliated persons, including Merrill Lynch and its affiliates, in connection with such transactions but may deal with affiliates of other sub-advisers to other segments of the Fund; however, the sub-advisers to other segments of the Fund may deal with Merrill Lynch and its affiliates on a principal basis. In addition, an affiliated person of Mercury Advisors may serve as its broker in securities transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. Nonetheless, Mercury Advisors may not purchase securities for the Segment during the existence of any underwriting syndicate for such securities of which Merrill Lynch is a member or in a private placement in which Merrill Lynch serves as placement agent except pursuant to procedures approved by the Trustees of the Fund that either comply with rules adopted by the SEC or with interpretations of the SEC staff, or in accordance with the terms of any applicable SEC exemptive relief.

Because of different objectives or other factors, a particular security may be bought for one or more clients of Mercury Advisors or an affiliate when one or more clients of Mercury Advisors or an affiliate are selling the same security. If purchases or sales of securities arise for consideration at or about the same time that would involve the Segment or other clients or funds for which Mercury Advisors or an affiliate acts as manager, transactions in such securities will be made, insofar as feasible, for the respective funds and clients in a manner deemed equitable to all. To the extent that transactions on behalf of more than one client of Mercury Advisors or an affiliate during the same period may increase the demand for securities being purchased or the supply of securities being sold, there may be an adverse effect on price.

For the fiscal year ended December 31, 2000, the Fund paid $184,010 in brokerage commissions (2.19% of the Fund's total brokerage commissions) to Harris Associates Securities, L.P., a registered broker-dealer and an affiliate of Harris Associates L.P., a sub-advisor of a segment of the Fund.

Information About the CDC Acquisition

On October 30,  2001,  Nvest  Companies,  L.P.  was acquired by CDC AM (the "CDC
Acquisition"). The 1940 Act provides generally that an advisory agreement, including a sub-advisory agreement, of mutual funds automatically terminates in the event of an "assignment," as that term is defined in the 1940 Act. The 1940 Act defines "assignment" to include, in general, transactions in which there is a significant change in ownership of an investment adviser, including a sub-adviser such as Kobrick, or its parent company. Because Nvest Companies, L.P. was the parent of CDC IXIS Advisers and Kobrick, the CDC Acquisition resulted in the termination of the Fund's advisory agreement and its sub-advisory agreements, necessitating the approval by the shareholders of the Fund of the Advisory Agreement and the Previous Sub-Advisory Agreement in October 2000.

Certain Payments to Affiliates

In addition to advisory fees payable to CDC IXIS Advisers, the Fund compensates CDC IXIS Distributors and CIS for providing various services to the Fund and its shareholders. For the fiscal year ended December 31, 2000, these payments to CIS amounted to $2,528,938 for transfer agency services and $582,494 for the provision of certain legal and accounting services. For the same period, payments to CDC IXIS Distributors amounted to $1,554,094 for service and distribution (Rule 12b-1) fees for Class A shares, $7,553,563 for service and distribution (Rule 12b-1) fees for Class B shares and $1,440,760 for service and distribution (Rule 12b-1) fees for Class C shares. In addition, CDC IXIS Distributors received from the Fund's shareholders $3,415,869 in sales charges (including contingent deferred sales charges on Classes A and B shares) for the fiscal year ended December 31, 2000. These arrangements are not affected in any way by the Interim Sub-Advisory Agreement and will not be affected in any way by the New Sub- Advisory Agreement.

Certain Trustees and Officers of the Trust

The following persons, who are Trustees or officers of the Trust, are also officers or employees of CDC IXIS Advisers or directors of CDC AM: Peter S. Voss, John T. Hailer, John E. Pelletier and Thomas P. Cunningham (collectively, the "CDC Affiliates"). Prior to the CDC Acquisition, some of the CDC Affiliates, including Messrs. Voss and Hailer, owned partnership units in Nvest Companies, L.P. (or Nvest, L.P., formerly Nvest Companies, L.P.'s publicly traded advising general partner) or had the right to acquire partnership units under options and, upon completion of the CDC Acquisition on October 30, 2000, received consideration for the partnership units they owned or had the right to acquire under options. In some cases the amount of consideration received was substantial. In addition, certain CDC Affiliates, including Messrs. Voss and Hailer, have ongoing employment agreements or participate in a retention program described below. Among other matters, such an employment agreement generally restricts an employee from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers and provides for substantial payments to be made if the employee remains employed for specified periods of up to five years, in addition to regular salary and bonus payments. Under the retention program, certain CDC Affiliates receive cash retention awards payable over one to three years. To receive these awards, which are in addition to regular salary and bonus payments and in some cases may be substantial in amount, an eligible CDC Affiliate must remain employed by CDC IXIS Advisers and must agree to refrain from competing with CDC IXIS Advisers and soliciting clients of CDC IXIS Advisers.

Outstanding Shares and Significant Shareholders

The number of shares of beneficial interest of each class of the Fund issued and outstanding as of June 30, 2001 was approximately 26,772,767 for Class A; 36,793,663 for Class B; 6,606,530 for Class C; and 3,690,847 for Class Y. The total number of shares of beneficial interest of the Fund issued and outstanding as of June 30, 2001 was approximately 73,863,807.

As of July 27, 2001, the following shareholders owned shares of a class of the Fund beneficially (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934):

--------------------------------------------------------------------------------------------------------------
                                                                         Shares              Percentage of
                            Name and                                  Beneficially         Outstanding Shares
   Class           Address of Beneficial Owner                           Owned               of Class Owned
--------------------------------------------------------------------------------------------------------------
     C      MLPF&S for the sole benefit of its customers              688,744.179                10.58%
            Attn:  Fund Administration ML#97UA
            4800 Deer Lake Drive East -  2nd Floor
            Jacksonville, FL  32246-6484
--------------------------------------------------------------------------------------------------------------
     Y      New England Mutual Life Insurance Company                1,702,527.849               46.03%
            Separate Investment Accounting
            Attn:  Brenda Harmon
            501 Boylston Street - 6th Floor
            Boston, MA  02116-3769
--------------------------------------------------------------------------------------------------------------
     Y      Metropolitan Life Insurance Co.                           783,479.786                21.18%
            c/o Mary Beth Klein
            Insurance Accting - 6th Floor
            501 Boylston Street
            Boston, MA  02116-3769
--------------------------------------------------------------------------------------------------------------
     Y      New England Life Insurance Co.                            579,116.442                15.65%
            Insurance Accting - 6th Floor
            Attn:  Charles Sullivan
            501 Boylston Street
            Boston, MA  02116-3769
--------------------------------------------------------------------------------------------------------------
     Y      New England Life Insurance Co.                            411,824.582                11.13%
            c/o Mary Beth Klein
            Insurance Accting - 6th Floor
            501 Boylston Street
            Boston, MA  02116-3769
--------------------------------------------------------------------------------------------------------------

As of July 27, 2001, the officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of shares of the Fund.

Shareholder Proposals at Future Meetings

The Trust does not hold annual or other regular meetings of shareholders. Shareholder proposals to be presented at any future meeting of shareholders of the Trust must be received by the Trust a reasonable time before the Trust's solicitation of proxies for that meeting in order for such proposals to be considered for inclusion in the proxy materials relating to that meeting.

Fund Annual Report

The Fund has previously sent its Annual Report to its shareholders. You can obtain a copy of this Report without charge by writing to CDC IXIS Distributors at 399 Boylston Street, Boston, Massachusetts 02116 or by calling (800) 225-5478.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                                                      Appendix A

                               _____________ FUND

                             SUB-ADVISORY AGREEMENT

                                (_______________)

Sub-Advisory Agreement (this "Agreement") entered into as of ___ day of ______________, 20__, by and among ________ Trust __, a Massachusetts business trust (the "Trust"), with respect to its _________ Fund series (the "Series"), CDC IXIS Asset Management Advisers, L.P., a Delaware limited partnership (the "Manager"), and ___________, L.P., a Delaware limited partnership (the "Sub-Adviser").

WHEREAS, the Manager has entered into an Advisory Agreement dated _________, 2000 (the "Advisory Agreement") with the Trust, relating to the provision of portfolio management and administrative services to the Series;

WHEREAS, the Advisory Agreement provides that the Manager may delegate any or all of its portfolio management responsibilities under the Advisory Agreement to one or more sub-advisers;

WHEREAS, the Manager and the trustees of the Trust desire to retain the Sub-Adviser to render portfolio management services in the manner and on the terms set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the Trust, the Manager and the Sub-Adviser agree as follows:

     1. Sub-Advisory Services.

          a. The Sub-Adviser shall, subject to the supervision of the Manager and of any administrator appointed by the Manager (the "Administrator"), manage the investment and reinvestment of the assets of the Series, and have the authority on behalf of the Series to vote all proxies and exercise all other rights of the Series as a security holder of companies in which the Series from time to time invests. The Sub-Adviser shall manage the Series in conformity with (1) the investment objective, policies and restrictions of the Series set forth in the Trust's prospectus and statement of additional information relating to the Series, (2) any additional policies or guidelines established by the Manager or by the Trust's trustees that have been furnished in writing to the Sub-Adviser and
     (3) the provisions of the Internal Revenue Code (the "Code") applicable to "regulated investment companies" (as defined in Section 851 of the Code), all as from time to time in effect (collectively, the "Policies"), and with all applicable provisions of law, including without limitation all applicable provisions of the Investment Company Act of 1940 (the "1940 Act") and the rules and regulations thereunder. For purposes of compliance with the Policies, the Sub-Adviser shall be entitled to treat the Segment as though the Segment constituted the entire Series, and the Sub- Adviser shall not be responsible in any way for the compliance of any assets of the Series, other than the Segment, with the Policies, or for the compliance of the Series, taken as a whole, with the Policies. Subject to the foregoing, the Sub-Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Series, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations; and the majority or the whole of the Series may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Sub-Adviser shall determine. Notwithstanding the foregoing provisions of this Section 1.a; however, the Sub-Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Segment as the Manager shall determine are necessary in order for the Series to comply with the Policies.

          b. The Sub-Adviser shall furnish the Manager and the Administrator monthly, quarterly and annual reports concerning portfolio transactions and performance of the Series in such form as may be mutually agreed upon, and agrees to review the Series and discuss the management of it. The Sub-Adviser shall permit all books and records with respect to the Series to be inspected and audited by the Manager and the Administrator at all reasonable times during normal business hours, upon reasonable notice. The Sub-Adviser shall also provide the Manager with such other information and reports as may reasonably be requested by the Manager from time to time, including without limitation all material requested by or required to be delivered to the Trustees of the Trust.

          c. The Sub-Adviser shall provide to the Manager a copy of the Sub-Adviser's Form ADV as filed with the Securities and Exchange Commission and a list of the persons whom the Sub-Adviser wishes to have authorized to give written and/or oral instructions to custodians of assets of the Series.

     2. Obligations of the Manager.

          a. The  Manager  shall  provide (or cause the  Series'  Custodian  (as defined in Section 3 hereof) to provide) timely information to the Sub-Adviser regarding such matters as the composition of assets of the Series, cash requirements and cash available for investment in the Series, and all other information as may be reasonably necessary for the Sub-Adviser to perform its responsibilities hereunder.

          b. The Manager has furnished the Sub-Adviser a copy of the prospectus and statement of additional information of the Series and agrees during the continuance of this Agreement to furnish the Sub-Adviser copies of any revisions or supplements thereto at, or, if practicable, before the time the revisions or supplements become effective. The Manager agrees to furnish the Sub-Adviser with minutes of meetings of the trustees of the Trust applicable to the Series to the extent they may affect the duties of the Sub-Adviser, and with copies of any financial statements or reports made by the Series to its shareholders, and any further materials or information which the Sub-Adviser may reasonably request to enable it to perform its functions under this Agreement.

     3. Custodian. The Manager shall provide the Sub-Adviser with a copy of the Series' agreement with the custodian designated to hold the assets of the Series (the "Custodian") and any modifications thereto (the "Custody Agreement"), copies of such modifications to be provided to the Sub-Adviser a reasonable time in advance of the effectiveness of such modifications. The assets of the Series shall be maintained in the custody of the Custodian identified in, and in accordance with the terms and conditions of, the Custody Agreement (or any sub-custodian properly appointed as provided in the Custody Agreement). The Sub-Adviser shall have no liability for the acts or omissions of the Custodian, unless such act or omission is taken in reliance upon instruction given to the Custodian by a representative of the Sub-Adviser properly authorized to give such instruction under the Custody Agreement. Any assets added to the Series shall be delivered directly to the Custodian.

     4. Proprietary Rights. The Manager agrees and acknowledges that the Sub-Adviser is the sole owner of the name "_____________, L.P." and that all use of any designation consisting in whole or part of "_______________, L.P." under this Agreement shall inure to the benefit of the Sub-Adviser. The Manager on its own behalf and on behalf of the Series agrees not to use any such designation in any advertisement or sales literature or other materials promoting the Series, except with the prior written consent of the Sub-Adviser. Without the prior written consent of the Sub-Adviser, the Manager shall not, and the Manager shall use its best efforts to cause the Series not to, make representations regarding the Sub-Adviser in any disclosure document, advertisement or sales literature or other materials relating to the Series. Upon termination of this Agreement for any reason, the Manager shall cease, and the Manager shall use its best efforts to cause the Series to cease, all use of any such designation as soon as reasonably practicable.

     5. Expenses. Except for expenses specifically assumed or agreed to be paid by the Sub-Adviser pursuant hereto, the Sub-Adviser shall not be liable for any organizational, operational or business expenses of the Manager or the Trust including, without limitation, (a) interest and taxes, (b) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Series, and (c) custodian fees and expenses. Any reimbursement of advisory fees required by any expense limitation provision of any law shall be the sole responsibility of the Manager. The Manager and the Sub-Adviser shall not be considered as partners or participants in a joint venture. The Sub-Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement. Neither the Sub-Adviser nor any affiliated person thereof shall be entitled to any compensation from the Manager or the Trust with respect to service by any affiliated person of the Sub-Adviser as an officer or trustee of the Trust (other than the compensation to the Sub- Adviser payable by the Manager pursuant to Section 7 hereof).

     6. Purchase and Sale of Assets. Absent instructions from the Trustees to the contrary, The Sub- Adviser shall place all orders for the purchase and sale of securities for the Series with brokers or dealers selected by the
Sub-Adviser, which may include brokers or dealers affiliated with the Sub-Adviser, provided such orders comply with Rule 17e-1 under the 1940 Act in all respects. To the extent consistent with applicable law, purchase or sell orders for the Series may be aggregated with contemporaneous purchase or sell orders of other clients of the Sub-Adviser. The Sub-Adviser shall use its best efforts to obtain execution of transactions for the Series at prices which are advantageous to the Series and at commission rates that are reasonable in relation to the benefits received. However, the Sub-Adviser may select brokers or dealers on the basis that they provide brokerage, research or other services or products to the Series and/or other accounts serviced by the Sub-Adviser. To the extent consistent with applicable law, the Sub-Adviser may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission or dealer spread another broker or dealer would have charged for effecting that transaction if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research products and/or services provided by such broker or dealer. This determination, with respect to brokerage and research services or products, may be viewed in terms of either that particular transaction or the overall responsibilities which the Sub-Adviser and its affiliates have with respect to the Series or to accounts over which they exercise investment discretion. Not all such services or products need be used by the Sub-Adviser in managing the Series.

     To the extent permitted by applicable law, and in all instances subject to the foregoing policy of best execution, the Sub-Adviser may allocate brokerage transactions in a manner that takes into account the sale of shares of one or more funds distributed by CDC IXIS Distributors, L.P. ("CDC IXIS Distributors"). In addition, the Sub-Adviser may allocate brokerage transactions to broker-dealers (including affiliates of CDC IXIS Distributors) that have entered into arrangements in which the broker-dealer allocates a portion of the commissions paid by a fund toward the reduction of that fund's expenses, subject to the policy of best execution.

     The Manager agrees that, subject to its fiduciary duties to the Series arising from its position as Manager of the Series, the Manager shall not dictate brokerage allocation or selection decisions or investment decisions to or for the Series, either directly or pursuant to directions given to the Sub-Adviser by the Manager; provided, however, that nothing in this paragraph shall prohibit officers of the Trust (who may also be officers or employees of the Manager) from exercising authority conferred upon them as officers of the Trust by the Board of Trustees of the Trust.

     7. Compensation of the Sub-Adviser. As full compensation for all services rendered, facilities furnished and expenses borne by the Sub-Adviser hereunder, the Sub-Adviser shall be paid at the annual rate of ________________ (or such lesser amount as the Sub-Adviser may from time to time agree to receive). Such compensation shall be paid by the Trust (except to the extent that the Trust, the Sub-Adviser and the Manager otherwise agree in writing from time to time). Such compensation shall be payable monthly in arrears or at such other intervals, not less frequently than quarterly, as the Manager is paid by the Series pursuant to the Advisory Agreement.

     8. Non-Exclusivity. The Manager and the Series agree that the services of the Sub-Adviser are not to be deemed exclusive and that the Sub-Adviser and its affiliates are free to act as investment manager and provide other services to various investment companies and other managed accounts, except as the Sub-Adviser and the Manager or the Administrator may otherwise agree from time to time in writing before or after the date hereof. This Agreement shall not in any way limit or restrict the Sub-Adviser or any of its directors, officers, employees or agents from buying, selling or trading any securities or other investment instruments for its or their own account or for the account of others for whom it or they may be acting, provided that such activities do not adversely affect or otherwise impair the performance by the Sub-Adviser of its duties and obligations under this Agreement. The Manager and the Series recognize and agree that the Sub-Adviser may provide advice to or take action with respect to other clients, which advice or action, including the timing and nature of such action, may differ from or be identical to advice given or action taken with respect to the Series. The Sub-Adviser shall for all purposes hereof be deemed to be an independent contractor and shall, unless otherwise provided or authorized, have no authority to act for or represent the Series or the Manager in any way or otherwise be deemed an agent of the Series or the Manager.

     9. Liability. Except as may otherwise be provided by the 1940 Act or other federal securities laws, neither the Sub-Adviser nor any of its officers, directors, partners, employees or agents (the "Indemnified Parties") shall be subject to any liability to the Manager, the Trust, the Series or any shareholder of the Series for any error of judgment, any mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with, or arising out of any service to be rendered under this Agreement, except by reason of willful misfeasance, bad faith or gross negligence in the performance of the Sub-Adviser's duties or by reason of reckless disregard by the Sub-Adviser of its obligations and duties hereunder. The Manager shall hold harmless and indemnify the Sub-Adviser for any loss, liability, cost, damage or expense (including reasonable attorneys fees and costs) arising from any claim or demand by any past or present shareholder of the Series that is not based upon the obligations of the Sub-Adviser under this Agreement.

     Without limiting the foregoing, it is expressly understood and agreed that the Manager and the Series shall hold harmless and indemnify the Indemnified Parties for any loss arising out of any act or omission of any other sub-adviser to the Series, or for any loss arising out of the failure of the Series to comply with the Policies, except for losses arising out of the Sub-Adviser's failure to comply with the Policies with respect to the Segment.

     The Manager acknowledges and agrees that the Sub-Adviser makes no representation or warranty, expressed or implied, that any level of performance or investment results will be achieved by the Series or that the Series will perform comparably with any standard or index, including other clients of the Sub-Adviser, whether public or private.

     10. Effective Date and Termination. This Agreement shall become effective as of the date of its execution, and

          a. unless otherwise terminated, this Agreement shall continue in effect for two years from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series, and (ii) by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval;

          b. this Agreement may at any time be terminated on sixty days' written notice to the Sub-Adviser either by vote of the Board of Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Series;

          c. this Agreement shall automatically terminate in the event of its assignment or upon the termination of the Advisory Agreement; and

          d. this Agreement may be terminated by the Sub-Adviser on ninety days' written notice to the Manager and the Trust, or by the Manager on ninety days' written notice to the Sub-Adviser.

     Termination of this Agreement pursuant to this Section 10 shall be without the payment of any penalty.

     11. Amendment. This Agreement may be amended at any time by mutual consent of the Manager and the Sub-Adviser, provided that, if required by law, such amendment shall also have been approved by vote of a majority of the outstanding voting securities of the Series and by vote of a majority of the trustees of the Trust who are not interested persons of the Trust, the Manager or the Sub-Adviser, cast in person at a meeting called for the purpose of voting on such approval.

     12. Certain Definitions. For the purpose of this Agreement, the terms "vote of a majority of the outstanding voting securities," "interested person," "affiliated person" and "assignment" shall have their respective meanings defined in the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission under the 1940 Act.

     13. General.

          a. The Sub-Adviser may perform its services through any employee, officer or agent of the Sub-Adviser, and the Manager shall not be entitled to the advice, recommendation or judgment of any specific person; provided, however, that the persons identified in the prospectus of the Series shall perform the day-to-day portfolio management duties described therein until the Sub-Adviser notifies the Manager that one or more other employees, officers or agents of the Sub-Adviser, identified in such notice, shall assume such duties as of a specific date.

          b. If any  term or  provision  of this  Agreement  or the  application thereof to any person or circumstances is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

          c. In accordance with Regulation S-P, if non-public personal information regarding either party's customers or consumers is disclosed to the other party in connection with this Agreement, the party receiving such information will not disclose or use that information other than as necessary to carry out the purposes of this Agreement.

          d. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts.


CDC IXIS Asset Management Advisers, L.P.
By CDC IXIS Asset Management Distribution Corp., its general partner

By:______________________________
Name:
Title:


____________________, L.P.

By _________________, Inc.,
   its general partner

By:______________________________
Name:
Title:


_______ TRUST __,
on behalf of its ________ Fund series
By:______________________________
Name:
Title:

                                     NOTICE

     A copy of the Agreement and Declaration of Trust establishing _____ Trust __ (the "Fund") is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this Agreement is executed with respect to the Fund's _________ Fund series (the "Series") on behalf of the Fund by officers of the Fund as officers and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Series.